THIS STOCK PURCHASE AGREEMENT is made this 7th day of June, 2000, by and between (SEE ATTACHED SCHEDULE A) or their assigns (hereinafter jointly referred to as the "BUYER"), having an address at 192 Searidge Court, Shell Beach, CA 93449, and John D. Ericsson having an address at 1198 Gulf Breeze Parkway, Suite 8, Gulf Breeze, FL 32561 (hereinafter referred to as the "Shareholder"), and Gump & Company, Inc. (hereinafter referred to as the "Company" or the "Corporation"), a Delaware corporation, having an address at 1198 Gulf Breeze Parkway, Suite 8, Gulf Breeze, FL 32561. (The Shareholder and the Company are hereinafter collectively referred to in this agreement as the "Seller", "Shareholder", "Sellers" or the "Selling Parties").

     RECITALS:

     WHEREAS, the Shareholder owns 249,792 shares of the Company's common stock;

     WHEREAS, the BUYER desires to purchase all of the shares which are presently owned by Shareholder and the Shareholder is willing to sell the shares to the BUYER, all on the terms as set forth below; and

     WHEREAS,  the  Corporation  desires  that  this transaction be consummated.

     THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS, AGREEMENTS, REPRESENTATIONS, AND WARRANTIES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:

ARTICLE  ONE

PURCHASE  AND  SALE  OF  SHARES

1.0 BUYER agrees to purchase from the Shareholder, and the Shareholder agrees to sell to the BUYER, at the closing, 249,792 shares of common stock of the COMPANY (hereinafter referred to as the "Shares"), free and clear of all claims, liens, or encumbrances of any kind except as described below, for an aggregate price of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) payable at closing. BUYER'S aggregated shares shall be bought and prorated individually according to the attached Schedule A.

ARTICLE  TWO
REPRESENTATIONS  AND  WARRANTIES  OF  THE  SELLER

2.0     The  Selling Parties, jointly and severally, represent and warrant that:
2.1 The Corporation is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, its state of incorporation, and has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it. Neither the ownership of its properties nor the nature of its business requires the Corporation to be qualified in any jurisdiction other than the state of its incorporation.
2.2 The authorized capital stock of the Corporation consists of Twenty Million (20,000,000) shares of common stock, having a par value of $.01 each, of which Three Hundred Thirty Thousand (330,000) shares are issued and outstanding (the "Outstanding Shares"), and Two Million (2,000,000) shares of preferred stock, having a par value of $.001 each (the "Preferred Stock"), of which no shares are issued and outstanding. All the Outstanding Shares are validly issued, fully paid, and nonassessable, and such shares have been so issued in full compliance with all federal and state securities laws. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Corporation to issue or to transfer from treasury any additional shares of its capital stock of any class.
2.3 Shareholder is the owner, beneficially and of record, of all the Shares free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Shareholder has full power to transfer the Shares to Buyer without obtaining the consent or approval of any other person or governmental authority.
2.4 Exhibit A to this agreement sets forth a complete and detailed list of all assets and liabilities of the Corporation.
2.5     Except  as  described  on  Exhibit  A,  there  has  not  been  any:
(1) Mortgage, pledge, or other encumbrance of any asset of the Corporation or agreement to do so;
(2) Commencement or notice or threat of commencement of any civil litigation or any governmental proceeding against or investigation of the Corporation or its affairs;
(3) Other event or condition of any character that has or might reasonably have a material and adverse effect on the financial condition, business, assets, liabilities, or prospects of the Corporation; or
(4) Debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due.
2.6 Within the times and in the manner prescribed by law, the Corporation has filed all federal, state, and local tax returns required by law and has paid all taxes, assessments, and penalties due and payable. There are no present disputes as to taxes of any nature payable by the Corporation.
2.7 The Corporation has good and marketable title to all its assets and interests in assets, whether real, personal, mixed, tangible, or intangible, which constitute all the assets and interests in assets that are used in the businesses of the Corporation. All these assets are free and clear of restrictions on or conditions to transfer or assignment, and free and clear of mortgages, liens, pledges, charges, encumbrances, equities, claims, easements, rights of way, covenants, conditions, or restrictions
2.8 The Corporation has complied in all material respects with all federal, state, and local environmental protection laws and regulations and has not been cited for any violation of any such law or regulation. No material capital expenditures will be required for compliance with any applicable federal, state, or local laws or regulations now in force relating to the protection of the environment. There is no pending audit known to Selling Parties or any of their officers by any federal, state, or local governmental authority with respect to groundwater, soil, or air monitoring; the storage, burial, release, transportation, or disposal of hazardous substances; or the use of underground storage tanks by the Corporation or relating to the facilities of the Corporation. The Corporation does not have any agreement with any third party or federal, state, or local governmental authority relating to any such environmental matter or any environmental cleanup.
2.9 The Corporation has complied with all requirements of the Occupational Safety and Health Act and its California equivalents and regulations promulgated under any such legislation, the consequences of a violation of which could have a material adverse effect on its operations, and with all orders, judgments, and decrees of any tribunal under such legislation that apply to their business or properties.
2.10     The  Corporation  is  not  in  violation of any provision of the Export
Administration  Act  of  1979  or  the  Foreign  Corrupt  Practices Act of 1977.
2.11 The Corporation has not directly or indirectly paid or delivered any fee, commission, or other money or property, however characterized, to any finder, agent, government official, or other party, in the United States or any other country, that is in any manner related to the business or operations of the Corporation, and that Shareholder or the Corporation knows or has reason to believe to have been illegal under any federal, state, or local law of the United States or any other country having jurisdiction. The Corporation has not participated, directly or indirectly, in any boycott or other similar practice affecting any of its actual or potential customers. The Corporation has at all times done business in an open and ethical manner.
2.12 The Corporation has complied with, and is not in violation of, any other applicable federal, state, or local statute, law, or regulation (including, without limitation, any applicable building, zoning, environmental protection, or other law, ordinance, or regulation) affecting its properties or the operation of its businesses.
2.13 There is not pending, or, to the best actual knowledge of Shareholder and the Corporation, threat-ened, any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation against or affecting the Corporation or any of its businesses, assets, or financial condition.
2.14 The Corporation is not in default with re-spect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.
2.15 The consummation of the transactions contemplated by this agreement will not result in or constitute any of the following: (1) a breach of any term or provision of this agreement; (2) a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of the articles of incorporation or bylaws of the Corporation or any lease, license, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Shareholder or the Corporation is a party or by which any of them or the property of either of them is bound; (3) an event that would permit any party to terminate any agreement or to accelerate the maturity of any indebtedness or other obligation of the Corporation; or (4) the creation or imposition of any lien, charge, or encumbrance on any of the properties of the Corporation.
2.16 Selling Parties have the right, power, legal ca-pacity, and authority to enter into, and perform their respective obligations under, this agreement; and no approvals or consents of any persons other than Selling Parties are necessary in connection with it. The execution and delivery of this agreement by the Corporation have been duly authorized by all necessary corporate action.
2.17 Selling Parties will furnish to Buyer for its examination prior to the closing (1) original articles of incorporation and bylaws of the Corporation;
(2) the minute books of the Corporation containing all records required to be set forth of all proceedings, consents, actions, and meetings of the share-holders and boards of directors of the Corporation; (3) all permits, orders, and consents issued with respect to the Corporation, or any security, and all applications for such permits, orders, and consents; and (4) the stock transfer books of the Corporation setting forth all transfers of any capital stock.
2.18 None of the representations and warranties made by Shareholder or the Corporation, or made in any certificate or memorandum furnished or to be furnished by either of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

ARTICLE  THREE

REPRESENTATIONS  AND  WARRANTIES  OF  BUYER
3.0     Buyer  represents  and  warrants  that:

3.1 No consent, approval, or authorization of, or declaration, filing, or registration with, any United States federal or state governmental or regulatory authority is required to be made or obtained by Buyer in connection with the execution, delivery, and performance of this agreement and the consummation of the transactions contemplated by this agreement.

ARTICLE  FOUR

THE  CLOSING
4.0 The transfer of the Shares by Shareholder to Buyer (the Closing) shall take place at the offices of Robert M. Kern, Esq. at 5:00 p.m. local time, on or before June 7, 2000, or at such other time and place as the parties may agree to in writing (the "Closing Date").
4.1 At the Closing, Shareholder shall deliver to Buyer the following instruments, in form and substance satisfactory to Buyer and its counsel, against delivery of the items specified in paragraph 4.2:
a. A certificate or certificates representing the Shares, registered in the name of Shareholder, duly endorsed by Shareholder for transfer or accompanied by an assignment of the Shares duly executed by Shareholder, with signatures medallion guaranteed by a member of the New York Stock Exchange or by a bank or trust company, and with all required documentary stock transfer stamps affixed or accompanied by Shareholder's personal check for the amount of these stamps. On submission of that certificate or certificates to the Corporation for transfer, the Corporation shall issue to Buyer a certificate representing the Shares, registered in the Buyer's name.
b. The stock books, stock ledgers, minute books, and corporate records and seals of the Corporation.
c. Except as otherwise specified by Buyer, the written resignations of all the officers and directors of the Corporation.
d. All other documents as required by Buyer and as set forth in a due diligence checklist approved by counsel for Buyer.
4.2 At the Closing, Buyer shall deliver to Shareholder One Hundred Fifty Thousand Dollars ($150,000.00) against delivery of the items specified in paragraph 4.1.

ARTICLE  FIVE

COSTS
5.0 Each party represents and warrants that it has dealt with no broker or finder in connection with any transaction contemplated by this agreement, and, as far as it knows, no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions.
5.1 Selling Parties and Buyer each agree to indemnify and hold harmless one another against any loss, liability, damage, cost, claim, or expense incurred by reason of any brokerage, commission, or finder's fee alleged to be payable because of any act, omission, or statement of the indemnifying party.
5.2 Each party shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this agreement and in closing and carrying out the transactions contemplated by this agreement.

ARTICLE  SIX

MISCELLANEOUS
6.0 The subject headings of the paragraphs and subparagraphs of this agreement are included for convenience only and shall not affect the construction or interpretation of any of its provisions.
6.1 This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties. No supplement, modification, or amendment of this agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.
6.2 This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
6.3 Nothing in this agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this agreement, nor shall any provision give any third persons any right of subrogation or action over against any party to this agreement.
6.4 This agreement shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors, and assigns.
6.5 All representations, warranties, covenants, and agreements of the parties contained in this agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing.
6.6 All notices, requests, demands, and other communications under this agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed to the addresses set forth above. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above. A copy of any notices shall be sent to Robert M. Kern, 23676 Blythe Street, West Hills, CA 91304.
6.7 This agreement shall be construed in accordance with, and governed by, the laws of the State of California as applied to contracts that are executed and performed entirely in California.
6.8 If any provision of this agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this agreement be construed to remain fully valid, enforceable, and binding on the parties.

ARTICLE  SEVEN

SIGNATURES
IN WITNESS WHEREOF, the parties to this agreement have duly executed it as of the day and year first above written.

     GUMP  &  COMPANY,  INC.


     By:___________________________          _______________________
        John  Ericsson,  President               John  Ericsson

     CALIFORNIA  BROKERAGE  SERVICES,  INC.


     By:_____________________________________          _______________________
          Mark  A.  DiSalvo                         Robert  M.  Kern

                                    EXHIBIT A
            COMPLETE AND DETAILED LIST OF ALL ASSETS AND LIABILITIES

No  Assets

No  Liabilities

                                   SCHEDULE A
                            (COMPLETE LIST OF BUYERS)

California  Brokerage  Services,  Inc.          164,792  Shares

Robert  M.  Kern                                 85,000  Shares